                                                                    Exhibit 10.9



                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT dated as of October 12, 2000, between PARKER & LANCASTER CORPORATION a Virginia corporation ("PLC"), and L. Anthony Piccola (the "Employee").

                                   BACKGROUND

         Pursuant to the Stock Purchase Agreement dated as of even date herewith (the "Purchase Agreement") between Orleans Homebuilders, Inc., a Delaware corporation ("Orleans"), and all of the stockholders of PLC (the "Former Stockholders"), Orleans is acquiring all of the issued and outstanding shares of stock of PLC. The execution and delivery of this Agreement is a condition to closing under the Purchase Agreement. This Agreement supercedes all existing employment agreements, oral or written, between PLC and Employee.

         PLC desires to employ Employee as Division Manager, Raleigh of PLC, and Employee desires to be so employed on the terms and conditions contained in this Agreement.

         NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1. CAPACITY AND DUTIES

         1.1 Employment; Acceptance of Employment. PLC hereby employs Employee and Employee accepts employment by PLC for the period and upon the terms and conditions hereinafter set forth.

         1.2 Capacity and Duties.

             (a) Employee shall be employed by PLC as its Division Manager, Raleigh and, subject to the supervision and control of the President of PLC ("President"), shall have duties and responsibilities generally consistent with his current duties and responsibilities as they may from time to time be specified by the President.

             (b) During his employment hereunder, Employee shall devote his full working time, energy, skill and best efforts to the performance of his duties hereunder and shall not be employed by or participate or engage in or take part in any manner in the management or operation of any business enterprise or pursuit other than PLC and its Affiliates without the prior written consent of the Board of Directors of Orleans (the "Board") which consent may be granted or withheld in its sole discretion. For purposes of this Agreement, "Affiliate" means any person or entity controlling, controlled by or under common control with PLC. "Control," as used herein, means the power to direct management and policies of a person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the term "controlling" and "controlled" shall have correlative meanings; provided that, any person or entity that owns beneficially, either directly or through one or more intermediaries, more than term "controlling" and "controlled" shall have correlative meanings; provided that, any person or entity that owns beneficially, either directly or through one or more intermediaries, more than 20% of the ownership interests in a specified entity shall be presumed to control such entity for purposes of the definition of "Affiliate."

SECTION 2. TERM OF EMPLOYMENT

         The term of Employee's employment hereunder shall be two (2) years commencing on the date hereof; provided that Employee may extend the term for an additional six (6) months upon delivery to PLC of notice at least six (6) months prior to expiration of the two (2) year term. Employee's employment hereunder may be renewed for such additional term(s) as shall be set forth in a writing signed by Employee and by PLC pursuant to express authorization of the Vice Chairman of Orleans, and Employee's employment hereunder shall be subject to termination as provided in Section 4 hereof.

SECTION 3. COMPENSATION

         3.1 Basic Compensation.

             As compensation for Employee's services hereunder, PLC shall pay to Employee a salary at the annual rate of $137,500 (the "Base Salary"), payable in accordance with PLC's regular payroll practices in effect from time to time during the term of Employee's employment.

         3.2 Stock.

             3.2.1 Notwithstanding the expiration of the term of this Agreement set forth in the first sentence of Section 2, a total of 37,500 shares of the Common Stock of Orleans (as adjusted in good faith by the Board for stock splits or combinations, reclassifications, mergers and similar events) (each, an "Installment") shall be made available for issuance to Employee and the Eligible Former Stockholders (as defined below) on each of the first four anniversaries of the date hereof (or the next business day if such day is a holiday and/or banks are closed) ("Anniversary Dates"). Each Installment shall be allocated among Employee and the Eligible Former Stockholders as set forth on Schedule
3.2.1 hereto ("Installment Allocations") and in accordance with this Section
3.2. 1. On each Anniversary Date, Employee shall be entitled to receive his Installment Allocation so long as Employee is employed by PLC on the day preceding such Anniversary Date; provided Employee shall be entitled to receive the applicable Installment on each Anniversary Date notwithstanding that he is not then employed by PLC if his employment was terminated by PLC without Cause, by Employee for Good Reason, or by reason of Employee's death or Disability (as defined in Section 4.2). Unless Employee shall deliver cash to PLC in an amount sufficient in its good faith judgment to satisfy withholding tax obligations with respect to the shares otherwise issuable to Employee, PLC shall withhold a percentage of the shares otherwise issuable to Employee equal to the then applicable withholding tax rate. "Eligible Former Stockholders" shall mean Former Stockholders, other than Employee, who are (i) employed by PLC on the day preceding the relevant Anniversary Date (for purposes of this Section 3.2.1) or on the relevant June 30 (for purposes of Section
3.3) or (ii) not employed by PLC because his or her employment was terminated
(a) by PLC without Cause (as defined in such Former Stockholder's employment agreement with PLC), (b) by such Former Stockholder for Good Reason (as defined in such Former Stockholder's employment agreement with PLC) or (c) by reason of such Former Stockholder's death or Disability (as defined in such Former Stockholder's employment agreement with PLC).

             3.2.2 Employee understands that the shares will not be registered for sale under federal or state securities laws, that neither PLC nor Orleans has any obligation to register such shares and that Employee will not be able to sell or transfer the shares in the absence of applicable exemptions from registration under federal and state law. Accordingly, Employee hereby agrees to hold such shares for investment and not to sell or transfer such shares in the absence of an opinion of counsel satisfactory to Orleans that such sale or transfer complies with applicable securities laws. Orleans may place a legend on each stock certificate for the shares reflecting the restrictions on sale and transfer and may instruct the stock transfer agent to impose a stop transfer order with respect to the shares.

             3.2.3 In the event that Orleans or its successor shall cease to be a corporation the stock of which is publicly traded, any obligation to issue shares shall also cease, and PLC shall thereafter pay cash in the amount of $3.33 per share (subject to withholding, as aforesaid) in lieu of shares which would otherwise be issuable to Employee in accordance with the provisions hereof.

             3.2.4 During the period of ten (10) days following the fifth anniversary of this Agreement, Employee, by written notice to PLC, may require that PLC or an Affiliate acquire from Employee for $3.33 per share all (or a portion) of the shares previously issued to Employee pursuant to Section 3.2.1 and which have not been sold or transferred by Employee (other than to his spouse, children or trusts for their benefit). PLC shall pay for such shares in cash upon their due and proper assignment to PLC free and clear of any liens, encumbrances or rights of others.

         3.3 Incentive Compensation. Notwithstanding the expiration of the term of this Agreement set forth in the first sentence of Section 2, if, during a fiscal year of PLC ending on June 30, 2001, 2002 or 2003, pre-tax profits from Market Operations exceeds $1,750,000, PLC shall pay an aggregate amount equal to 25% of such excess pre-tax profits, reduced by withholding tax obligations of PLC with respect to such incentive compensation (the "Incentive Compensation Payment"), to Employee and to the Eligible Former Stockholders. The Incentive Compensation Payment shall be allocated among Employee and the Eligible Former Stockholders in accordance with Schedule 3.2.1. Employee shall be entitled to receive his allocations of the Incentive Compensation Payment due under this
Section 3.3 for each of the fiscal years ending June 30, 2001, 2002 and 2003 notwithstanding that he is not then employed by PLC if his employment by PLC was terminated (i) by PLC without Cause, (ii) by Employee for Good Reason, or (iii) by reason of Employee's death or Disability. "Pre-tax Profits from Market Operations" means the net income before income taxes and without any deduction for costs related to the transactions contemplated by the Purchase Agreement or corporate overhead or additional costs associated with assimilating PLC into Orleans' operations and accounting system (but with deduction for the salary of Thomas Vesey or his successor), arising from the sale of homes constructed by PLC, Orleans, or an entity owned directly or indirectly by Orleans, in the states of Virginia, North Carolina, and South Carolina; provided that in the event additional capital is required to be contributed by Orleans to the Company, the Pre-Tax Profits from Market Operations for purposes of making the calculations required by this Section 3.3 shall be reduced by 25% of the average amount of such contribution outstanding during the applicable fiscal year that is in excess of the cumulative distributions theretofore made by PLC to Orleans or any subsidiary thereof. PLC shall maintain books and records sufficient to permit the determination of revenues derived from and expenses and taxes chargeable to Market Operations. Within 110 days of the end of each such fiscal year, PLC shall deliver to Employee a computation in reasonable detail setting forth the amount of incentive compensation payable. Notwithstanding the amount of pre-tax profits from Market Operations, no more than $1,250,000 in the aggregate for all fiscal years shall be payable by reason of this Section 3.3. The incentive payment(s), if any, shall be made within 120 days following the end of the fiscal year for which the incentive compensation is payable.

         3.4 Bonus Plan. Employee shall be entitled during the term of his employment under this agreement to participate in the bonus plan summarized on
Schedule 3.3 hereof.

         3.5 Fringe Benefits. Employee shall be entitled during the term of his employment to participate in PLC's benefit plan(s) listed on Schedule 3.4 hereof at PLC's cost, subject to such (i) co-payments and deductibles as are provided for in such plans and (ii) modifications as shall be generally applicable to senior employees of PLC.

         3.6 Vacation. Employee shall be entitled to the number of vacation days during each calendar year during the term of his employment as is provided generally to other senior employees of PLC in respect of which time his compensation shall be paid in full (not to exceed the greater of (i) three weeks per calendar year, or (ii) the number of weeks per calendar year that Employee is entitled to on the date hereof, calculated in accordance with PLC's vacation policy based on years of service set forth in the Addendum to the PLC Employee Handbook).

         3.7 Expense Reimbursement. During the term of his employment, PLC shall reimburse Employee for all reasonable expenses incurred by him in connection with the performance of his duties hereunder in accordance with its regular reimbursement policies as in effect from time to time and upon receipt of itemized vouchers therefor and such other supporting information as PLC may reasonably require.

         3.8 Payments After Termination of Employment.

             3.8.1. If Employee is terminated by PLC without Cause or Employee terminates his employment for Good Reason (i) on a date prior to the first anniversary of the date of this Agreement, PLC shall continue to pay Employee his Base Salary until the first anniversary

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of the date of this Agreement or for six (6) months, whichever period is longer, or (ii) on a date after the first anniversary of the date of this Agreement, PLC shall continue to pay Employee his Base Salary until thirty (30) months after the date of this Agreement or for six (6) months, whichever period is shorter.

             Employee shall have no right to payment under this 3.8.1 if Employee (i) is terminated by PLC for Cause, (ii) terminates his employment without Good Reason, or (iii) is terminated for any reason after the expiration of the term set forth in the first sentence of Section 2.

             3.8.2 If Employee is terminated by PLC without Cause or Employee terminates his employment for Good Reason during the term set forth in the first sentence of Section 2, Employee shall be paid bonus and expense reimbursement accrued to the date of termination.

SECTION 4. TERMINATION OF EMPLOYMENT

         4.1 Death of Employee. Employee's employment hereunder shall immediately terminate upon his death, upon which PLC shall not thereafter be obligated to make any further payments hereunder other than (i) amounts (including salary, bonuses and expense reimbursement) accrued as of the date of Employee's death in accordance with generally accepted accounting principles ("GAAP"), as conclusively determined in the absence of bad faith or manifest error by PLC, (ii) on each applicable Anniversary Date, an Installment Allocation payable under Section 3.2.1, and (iii) at the times set forth in
Section 3.3, his allocation of the Incentive Compensation Payments.

         4.2 Disability of Employee. If Employee, in the reasonable opinion of a physician selected by Orleans, has been unable for any reason due to his physical, mental or emotional illness or condition to perform his duties hereunder for a period of 120 days within six consecutive months (a "Disability"), then PLC shall have the right to terminate Employee's employment upon 30 days' prior written notice to Employee at any time during the continuation of such inability, in which event PLC shall not thereafter be obligated to make any further payments hereunder other than (i) amounts (including salary, bonuses and expense reimbursement) accrued as of the date of such termination in accordance with GAAP, as conclusively determined in the absence of bad faith or manifest error by PLC, (ii) on each applicable Anniversary Date, an Installment Allocation payable under Section 3.2.1, and
(iii) at the times set forth in Section 3.3, his allocation of the applicable Incentive Compensation Payment.

         4.3 Termination for Cause. Employee's employment hereunder shall terminate immediately upon notice that PLC is terminating Employee for "Cause" (as defined herein), in which event PLC shall not thereafter be obligated to make any further payments hereunder other than amounts (including salary, incentive compensation, expense reimbursement, etc.) accrued as of the date of such termination in accordance with GAAP, as conclusively determined in the absence of bad faith or manifest error by PLC. As used herein, "Cause" shall mean any of the following:

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                (i) fraud, theft or misappropriation or embezzlement of the assets or funds of PLC or an Affiliate;

                (ii) indictment for any felony or any other crime involving fraud or misrepresentation or moral turpitude;

                (iii) breach of Employee's obligations under Sections 5, 6.2 or
6.3 of this Agreement;

                (iv) failure of Employee to perform his duties and responsibilities to PLC, which persists for more than twenty (20) days after written notice from PLC or Orleans or which recurs;

                (v) willful violation in any material respect of any reasonable direction or rule or regulation established by the President or the Board; or

                (vi) abuse of alcohol or abuse of other drugs or illegal possession or use of any controlled substance.

         4.4 Termination for Good Reason. Notwithstanding anything herein to the contrary, Employee shall be entitled to terminate his employment by PLC for "Good Reason" (as defined herein). As used herein "Good Reason" shall mean any of the following that is not cured by PLC within thirty (30) days after Employee delivers written notice thereof to the CEO and the Vice Chairman of Orleans:

                (i) a decrease in Employee's Base Salary for any year while employed by PLC below Employee's Base Salary in the immediately preceding year;

                (ii) a material reduction in Employee's duties or authority from the duties or authority that he had immediately after the acquisition pursuant to the Purchase Agreement;

                (iii) a change in the location at which Employee is required to perform the majority of his duties with PLC to a location more than 20 miles from the location on the date hereof; or

                (iv) a material and disproportionate reduction (as compared to employees that hold comparable positions with Orleans) by PLC of employee benefits available to Employee and his dependents under employee benefit plans or programs that either are in effect on the commencement of employment following the closing of the acquisition under the Purchase Agreement or which are adopted thereafter by PLC and in which Employee is eligible to participate; provided that no such reduction shall be deemed to have occurred if PLC adopts or implements a substitute plan or program for Employee that provides substantially comparable benefits at no materially greater cost to Employee.

SECTION 5. RESTRICTIVE COVENANTS

         5.1 Confidentiality. Employee acknowledges a duty of confidentiality owed to PLC and Employee shall not, directly or indirectly, at any time during or after his employment by PLC, retain in writing, use, divulge, furnish, or make accessible to anyone, without the express authorization of the Board, any trade secret, private or confidential information or knowledge of PLC or any Affiliate obtained or acquired by him while employed at any time by PLC. All computer software, books, records, and files and know-how generated or acquired while an employee of PLC or any of its predecessors, are acknowledged to be the property of PLC and shall not be duplicated, removed from PLC's possession or made use of other than in pursuit of PLC's or Affiliates' businesses and, upon termination of employment for any reason, Employee shall deliver to PLC, without further demand, all copies thereof which are then in his possession or under his control. The provisions of this Section 5.1 shall not apply to information which
(i) is or becomes generally available to the public other than as a result of disclosure by Employee or (ii) is required to be disclosed by law or by order of a court or governmental authority.

         5.2 Noncompetition. During Employee's employment or, in the event Employee terminates his employment without Good Reason or PLC terminates Employee's employment for Cause, for the remainder of the term set forth in
Section 2 (as such term maybe renewed as therein provided), Employee shall not directly or indirectly: (a) engage in the construction or marketing of any homes or the acquisition or development of any property for any such purpose or (b) be or become a stockholder, partner, owner, officer, director or employee or agent of, or a consultant to or give financial or other assistance to, any person or entity engaging in any such activities; provided, however, that nothing herein shall prohibit the Employee and his affiliates from owning, as passive investors, in the aggregate not more than 2% of the outstanding publicly traded stock of any corporation so engaged. The duration of the Employee's covenants set forth in this Section 5.2 shall be extended by a period of time equal to the number of days, if any, during which the Employee is in violation of the provisions hereof. This clause 5.2 is limited in geographical scope to a fifty mile radius of Richmond, Virginia, a fifty mile radius of Suffolk, Virginia, and a fifty mile radius of each other location in which PLC does business during employee's employment with PLC that is material to PLC. This clause 5.2 is in addition to, and not in limitation of, any other noncompetition agreement between Employee and PLC or an Affiliate whether entered into before, concurrently or after this Agreement.

         5.3 Injunctive and Other Relief.

             (a) Employee acknowledges that (i) the covenants contained in Sections 5 and 6.3 herein are fair and reasonable in light of the circumstances and (ii) damages alone would not be an adequate remedy for any breach by Employee of his covenants contained herein and, accordingly, in addition to any other remedies which PLC may have, PLC shall be entitled to injunctive relief in any court of competent jurisdiction for any breach or threatened breach of any such covenants by Employee. Nothing contained herein shall prevent or delay PLC from seeking, in any court of competent jurisdiction, specific performance or other equitable remedies in the event of any breach or threatened breach by Employee of any of his obligations hereunder.

             (b) In addition to such equitable relief with respect to Sections 5 and 6.3, PLC shall be entitled to monetary damages for any breach in an amount deemed reasonable to cover all actual and consequential losses.

             (c) In the event that PLC, an Affiliate or Employee incurs counsel fees or other costs and expenses in connection with the enforcement of any and all of their respective rights under this Agreement, including any arbitration proceeding pursuant to Section 6.1 hereof, the substantially prevailing party shall be entitled to receive reasonable attorneys' fees and costs and expenses in connection with the enforcement of such prevailing party's rights.

SECTION 6. MISCELLANEOUS

         6.1 Arbitration.

             (a) All disputes arising out of or relating to this Agreement which cannot be settled by the parties shall be settled by arbitration in Richmond, Virginia, pursuant to the rules and regulations then obtaining of the American Arbitration Association; provided that nothing herein shall preclude PLC from seeking, in any court of competent jurisdiction, damages, specific performance or other equitable remedies in the case of any breach or threatened breach by Employee of Section 5 or 6.3 hereof. The decision of the arbitrators shall be final and binding upon the parties, and judgment upon such decision may be entered in any court of competent jurisdiction.

             (b) Discovery shall be allowed pursuant to the intendment of the United States Federal Rules of Civil Procedure and as the arbitrators determine appropriate under the circumstances.

             (c) The arbitration tribunal shall be formed of three (3) arbitrators, one to be appointed by each party, and the third to be appointed by the first two arbitrators. Such arbitrators shall be required to apply the contractual provisions hereof in deciding any matter submitted to them and shall not have any authority, by reason of this Agreement or otherwise, to render a decision that is contrary to the mutual intent of the parties as set forth in this Agreement.

             6.2 Prior Employment. Employee represents and warrants that, on the date hereof, he is not a party to any other employment, non-competition, joint venture, partnership or other agreement or restriction that could interfere with his employment with PLC or his or PLC's rights and obligations hereunder; and that employment and the performance of his duties hereunder will not breach the provisions of any contract, agreement, or understanding to which he is party or any duty owed by him to any other person. Employee warrants and covenants that he will not hereafter become a party to or be bound by any such conflicting agreement.

             6.3 Solicitation of Employees. During the term of Employee's employment and for two years thereafter, Employee shall not directly or indirectly solicit any person who is employed by PLC or any Affiliate with a view to the engagement or employment of such person by any person or entity or otherwise interfere with the employment relationship of any employee of PLC or any Affiliate.

             6.4 Severability. The invalidity or unenforceability of any particular provision or part of any provision of this Agreement shall not affect the other provisions or parts hereof. If any provision hereof is determined to be invalid or unenforceable by a court of competent jurisdiction by reason of the duration or scope of the covenants contained therein, such duration or scope, or both, shall be considered to be reduced to a duration or scope to the extent necessary to cure such invalidity.

             6.5 Assignment. This Agreement shall not be assignable by Employee. This Agreement shall be assignable by PLC to Orleans or to any entity which may be or may become a direct or indirect Subsidiary of Orleans, in which event such assignee shall thereafter be deemed to be PLC for the purposes of this Agreement and to have all of the rights and obligations of PLC hereunder. Subsidiary shall mean an entity at least 80% of the equity of which is directly or indirectly owned by Orleans and which is controlled directly or indirectly by Orleans. Subject to the foregoing, this Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon, the parties hereto and each of their respective permitted successors, assigns, heirs, executors and administrators.

             6.6 Notices. All notices hereunder shall be in writing and shall be sufficiently given if hand-delivered, sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested or by telegram, fax or telecopy (confirmed by U.S. mail), receipt acknowledged, addressed as set forth below or to such other person and/or at such other address as may be furnished in writing by any party hereto to the other. Any such notice shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor, in all other cases. Any and all service of process and any other notice in any action, suit or proceeding shall be effective against any party if given as provided in this Agreement; provided that nothing herein shall be deemed to affect the right of any party to serve process in any other manner permitted by law.

             (a)      If to Orleans Homebuilders, Inc.:

                      Orleans Homebuilders, Inc.
                      One Greenwood Square
                      3333 Street Road
                      Suite 101
                      Bensalem, PA 19020
                      Tel: (215) 245-7500
                      Fax: (215) 633-2356

                      Attention: Benjamin D. Goldman, Vice Chairman

                      With a copy to:

                      Drinker Biddle & Reath LLP
                      One Logan Square
                      18th & Cherry Streets
                      Philadelphia, PA 19103-6996
                      Tel: (215) 988-2794
                      Fax: (215) 988-2757

                      Attention: Howard A. Blum, Esquire

             (b)      If to Employee:

                      At Employee's home address as reflected in PLC's records

                      With a copy to:

                      McGuire Woods, LLP
                      One James Center
                      901 East Cary Street
                      Richmond, VA 23219-4030
                      Tel: (804) 775-1000
                      Fax: (804) 775-1061
                      Attention: Leslie A. Grandis, Esquire

             6.7 Entire Agreement and Modification. This Agreement (including the Schedules hereto) constitutes the entire agreement between the parties hereto with respect to the matters contemplated herein and supersedes all prior agreements and understandings with respect thereto. No amendment, modification, or waiver of this Agreement shall be effective unless in writing. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege with respect to any occurrence or be construed as a waiver of any right, remedy, power, or privilege with respect to any other occurrence.

             6.8 Governing Law. The parties acknowledge that this Agreement has been entered into in connection with the acquisition by Orleans from the Former Stockholders of all of the stock of PLC and that Orleans is an intended beneficiary of this Agreement. Accordingly, the parties agree that this Agreement is made pursuant to, and shall be construed and enforced in accordance with, the internal laws of the Commonwealth of Pennsylvania (and United States federal law, to the extent applicable), without giving effect to otherwise applicable principles of conflicts of law.

             6.9 Headings, Counterparts. The headings of paragraphs in this Agreement are for convenience only and shall not affect its interpretation. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to constitute but one and the same Agreement.

           (Signature page to L. Anthony Piccola Employment Agreement)

             IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                     PARKER & LANCASTER CORPORATION

                                     By: /s/ J. Russell Parker
                                         ---------------------------------------
                                         Title: President



                                     EMPLOYEE


                                         /s/ L. Anthony Piccola
                                         ---------------------------------------
                                         Name: L. Anthony Piccola

             Orleans Homebuilders, Inc. hereby joins in this Agreement to acknowledge its obligations under Section 3.2 hereof

                                        ORLEANS HOMEBUILDERS, INC.

                                        By: /s/ Benjamin D. Goldman
                                            ------------------------------------
                                            Name:  Benjamin D. Goldman
                                            Title: Vice Chairman

                       Schedule 3.2.1 to Employment Agreement
                       --------------------------------------

                                                Allocation
Name of                                     Percentage for          Shares of
Employee                                Incentive Payments              Stock
--------                                ------------------          ---------

Michelle Canovai                                 3.285%                1,820
Jeffrey C. Guernier                             13.676%                9,700
J. Phillip Harris                                4.107%                2,276
J. Russell Parker, III                          60.862%              123,004
L. Anthony Piccola                              12.526%               10,128
Scott C. Smith                                   5.544%                3,072
                                               --------              -------
                      Total                    100.000%              150,000
                                               ========              =======

                      Schedule 3.3 to Employment Agreement
                      ------------------------------------

                              Attached bonus plan.




          ------------SALE---------    GROSS     GROSS    DIVISION  ALLOCATED  COST OF  DIVISION   BONUS  BONUS              TOTAL
DIVISION    #    AVERAGE $  TOTAL $   PROFIT %  PROFIT $    O/H        O/H     CAPITAL   PROFIT      %    AMOUNT   SALARY    COMP
--------  -----  ---------  -------   --------  --------  --------  ---------  -------  --------   -----  ------   ------    -----
RALEIGH     124  $213,855 $26,518,020  10.49%  $2,781,740 $1,455,606 $402,756            $923,378    7%  $64,636  $137,500  $202,136




                                                                                                  DIVISION            $        $
                                                                                                   PROFIT   BONUS   AMOUNT   AMOUNT
                                                                                                  --------  -----   ------   ------
                                                                                                  0-250     4.00%        $0  $10,000
                                                                                                  250-500   5.00%   $12,500  $25,000
                                                                                                  500-749   6.00%   $30,000  $45,000
                                                                                                  750-1000  7.00%   $52,500  $70,000
                                                                                                  +1000     8.00%   $80,000



                      Schedule 3.4 To Employment Agreement
                      ------------------------------------

         The following is a list of benefits initially available to Employee. The Employee may have access to these though he may choose not to enroll in all of them.

1.   Health insurance plan currently in place or comparable.

2. 401(k) benefits comparable to existing plan (50% match of first 6% employee contribution).

3.   Use of Vehicle.

     (a) Vehicle being provided by PLC on date of Agreement or equivalent vehicle
     (b)  Leased by Employer
     (c)  Gas and Maintenance provided by Employer

4.   Life insurance currently in place or comparable.

5.   Disability insurance currently in place or comparable.